INVESTOR PRESENTATION NOVEMBER 2020 Exhibit 99.3

Disclaimer This investor presentation (“Investor Presentation”) and any oral statements made in connection with this Investor Presentation are for informational purposes only and do not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any equity, debt or other financial instruments of Haymaker Acquisition Corp. II (“Haymaker” or “we”) or Arko Holdings Ltd. (“Arko”) or any of Arko’s or Haymaker’s affiliates’ (as such term is defined under the U.S. federal securities laws) securities. This Investor Presentation has been prepared to assist interested parties in making their own evaluation with respect to the proposed business combination of Arko and Haymaker (the “Business Combination”), and for no other purpose. The information contained herein does not purport to be all-inclusive. The data contained herein is derived from various internal and external sources. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections, modeling or any other information contained herein. All levels, prices and spreads are historical and do not represent current market levels, prices or spreads, some or all of which may have changed since the issuance of this document. Any data on past performance, modeling contained herein is not an indication as to future performance. Arko and Haymaker assume no obligation to update the information in this Investor Presentation. Neither Arko nor Haymaker accepts any liability whatsoever for any losses arising from the use of this Investor Presentation or reliance on the information contained herein. Nothing herein shall be deemed to constitute investment, legal, tax, financial, accounting or other advice. The communication of this Investor Presentation is restricted by law; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation. No representation or warranty (whether expressed or implied) has been made by Haymaker, Arko or any of their respective affiliates with respect to the matters set forth in this Investor Presentation, and the recipient disclaims any such representation or warranty. Use of Projections This Investor Presentation contains financial forecasts, including with respect to estimated revenues, EBITDA, and Adjusted EBITDA for GPM Investments, LLC (“GPM”) for fiscal years 2020 and 2021. Neither GPM’s nor Arko’s independent auditors, nor the independent registered public accounting firm of Haymaker, audited, reviewed, compiled, or performed any procedures with respect to the projections for the purpose of their inclusion in this Investor Presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Investor Presentation. These projections should not be relied upon as being necessarily indicative of future results. In this Investor Presentation, certain of the above-mentioned estimated information has been repeated (subject to the qualifications presented herein), for purposes of providing comparisons with historical data. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of Arko, GPM, Haymaker or the combined company or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this Investor Presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. Additional Information and Where to Find It ARKO Corp. filed a registration statement on Form S-4 (File No. 333-248711), which includes a prospectus with respect to ARKO Corp.’s securities to be issued in connection with the Business Combination and a proxy statement with respect to Haymaker’s stockholder meeting to vote on the Business Combination, as amended (the “Haymaker proxy statement/prospectus”), with the SEC. In addition, Arko filed a proxy statement (the “Arko proxy”), which includes reference to the Haymaker proxy statement/prospectus, with the Israel Securities Authority (the “ISA”). ARKO Corp., Haymaker, GPM and Arko urge investors and other interested persons to read the Haymaker proxy statement/prospectus and the Arko proxy, as well as other documents filed with the SEC and the ISA, because these documents will contain important information about the Business Combination. The Haymaker proxy statement/prospectus and other relevant materials for the Business Combination were mailed to stockholders of Haymaker as of the record date established for voting on the Business Combination. The Haymaker proxy statement statement/prospectus can be obtained, without charge, at the SEC’s web site (http://www.sec.gov). Participants in the Solicitation ARKO Corp., Haymaker, Arko, GPM and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Haymaker stockholders in connection with the Business Combination. Investors and securityholders may obtain more detailed information regarding the names, affiliations and interests of Haymaker’s directors and officers in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 19, 2020 and is available free of charge at the SEC’s web site at www.sec.gov. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Haymaker’s stockholders in connection with the Business Combination is also contained in the Haymaker proxy statement/prospectus.

Disclaimer Forward Looking Statements These materials include “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates, and projections of the businesses of ARKO Corp., Haymaker, Arko and GPM may differ from their actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance, including projected financial information (which was not audited or reviewed by auditors), and anticipated financial impacts of the Empire acquisition or the Business Combination, the satisfaction of the closing conditions to the Business Combination, and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of ARKO Corp., Haymaker, Arko and GPM, and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreements with respect to the Business Combination, (2) the outcome of any legal proceedings that may be instituted against the parties following the announcement of the Business Combination and any definitive agreements with respect thereto; (3) the inability to complete the Business Combination, including due to failure to obtain approval of the stockholders of Haymaker or other conditions to closing; (4) the impact of the COVID-19 pandemic on (x) the parties’ ability to consummate the Business Combination and (y) the business of Arko and the combined company; (5) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the Business Combination; (6) the inability to obtain or maintain the listing of ARKO Corp.’s common stock on Nasdaq following the Business Combination; (7) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; (8) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the Business Combination; (10) changes in applicable laws or regulations; (11) the demand for Arko’s and the combined company’s services together with the possibility that Arko or the combined company may be adversely affected by other economic, business, and/or competitive factors; (12) the number of shares submitted for redemption by Haymaker’s stockholders in connection with the stockholder meeting to approve the Business Combination; (13) risks and uncertainties related to Arko’s business, including, but not limited to, changes in fuel prices, the impact of competition, environmental risks, restrictions on the sale of alcohol, cigarettes and other smoking products and increases in their prices, dependency on suppliers, increases in fuel efficiency and demand for alternative fuels for electric vehicles, failure by independent outsider operators to meet their obligations, acquisition and integration risks, and currency exchange and interest rates risks; (14) failure to realize the expected benefits of the acquisition of Empire; (15) failure to promptly and effectively integrate Empire’s business; (16) the potential for unknown or inestimable liabilities related to the Empire business; and (17) other risks and uncertainties included in (x) the “Risk Factors” section of the Haymaker proxy statement/prospectus and (y) other documents filed or to be filed with the SEC by Haymaker and with the ISA by Arko. The foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. ARKO Corp., Haymaker, Arko, and GPM do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based. No Offer or Solicitation These materials shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the Business Combination. These materials shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Industry and Market Data Industry and market data used in this Investor Presentation have been obtained from third-party industry publications and sources, including reports by market research firms. Neither Haymaker, Arko nor GPM has independently verified the information and data obtained from these sources and cannot assure you of the data’s accuracy or completeness. This information and data is subject to change. Use of Non-GAAP Financial Metrics This Investor Presentation includes non-GAAP financial measures for GPM which do not conform to SEC Regulation S-X in that it includes financial information (such as Adjusted EBITDA and Pro Forma Adjusted EBITDA) not derived in accordance with U.S. generally accepted accounting principles (“GAAP”). Accordingly, such information and data will be adjusted and presented differently in the Haymaker proxy statement/prospectus. GPM believes that the presentation of non-GAAP measures provides information that is useful to investors as it indicates more clearly the ability of GPM to meet capital expenditure and working capital requirements and provides an additional tool for investors to use in evaluating ongoing operating results and trends. Other companies may calculate Adjusted EBITDA, Pro Forma Adjusted EBITDA, and other non-GAAP measures differently, and therefore GPM's Adjusted EBITDA, Pro Forma Adjusted EBITDA, and other non-GAAP measures may not be directly comparable to similarly titled measures of other companies. Investors should review the Arko's audited and interim financial statements, which will be presented in the Haymaker proxy statement/prospectus, and not rely on any single financial measure to evaluate their respective businesses.

Other Information Parties Involved in the Transaction Prior to the closing of the business combination, Arko Holdings Ltd., a holding company, owns a majority of the outstanding equity of GPM Investments, LLC, which is the entity responsible for operating the business described in this presentation. Following the closing of the business combination, Arko Holdings Ltd., GPM Investments, LLC (inclusive of Empire Petroleum’s business), and Haymaker will be direct or indirect wholly-owned subsidiaries of a newly formed parent company, ARKO Corp., a Delaware corporation, whose common stock will be listed on Nasdaq under the ticker symbol ARKO. All references to ARKO made throughout this presentation refer to the operations of GPM Investments, LLC. Overview of Material Changes to the Presentation This Investor Presentation was modified from the prior version of the document which was filed on 10/21/20 to reflect the following: A summary of material changes to the transaction can be found on page 6, including a commitment for an up to $100 million private placement in convertible preferred stock 2020 YTD performance has exceeded previous expectations; as a result, 2020 estimated full-year results have been updated and 2021 projections have been raised A sensitivity analysis was added to page 7 to illustrate ARKO’s potential ability to outperform 2021 projections based on changes to key assumptions Updates to same-store sales growth metrics are included on page 22, including 7.1% growth for the first half of November 2020

Today’s Participants ARKO TEAM HAYMAKER TEAM ARIE KOTLER Founder, Director, CEO & President DON BASSELL CFO Acquired GPM Investments, LLC in 2011 at which time it operated and supplied 320 sites Seasoned executive experienced in international financial markets and publicly-traded companies/entities CEO and Chairman of Arko Holdings Ltd. since 2005, a public company traded on the Tel Aviv Stock Exchange Spearheaded various real estate and fuel transactions totaling over $2 billion Grew ARKO to 1,400 current sites through a series of 18 acquisitions Deep experience and expertise in convenience store operations Served as CFO of ARKO since April 2014 and previously from 2004 through 2010 Oversees accounting, finance, tax, treasury and financial reporting Served as the CFO of Mid-Atlantic Convenience Stores (Catterton-backed and sold to Sunoco in 2013) Served in a wide variety of financial, treasury and MIS roles with major oil companies, other distributors, and service providers Over 35 years of experience in petroleum, convenience stores, refining and fuel distribution businesses STEVEN J. HEYER CEO & Executive Chairman ANDREW R. HEYER President & Director Former CEO of Starwood Hotels & Resorts Worldwide Former President and COO of the Coca-Cola Company Former President and COO of Turner Broadcasting System (Member of AOL Time Warner’s Operating Committee) Former President and COO of Young & Rubicam Advertising Former SVP and Managing Partner of Booz Allen & Hamilton, led worldwide marketing practice CEO and Founder of Mistral Equity Partners Founding Managing Partner of Trimaran Capital Partners Former Vice Chairman of CIBC World Markets Corp. Founder and former Managing Director of the Argosy Group Previously Managing Director at Drexel Burnham Lambert Incorporated In 2019, completed business combination between OneSpaWorld and Haymaker Acquisition Corp., the first SPAC led by Steven and Andrew

Material Updates Enhance Likelihood of Close Recent developments Secured a commitment for an up to $100 million private placement in convertible preferred stock from MSD Capital Provides additional validation of the transaction from a highly sophisticated investor that completed substantial due diligence on the Company Investment counts towards minimum cash, effectively reducing it to $175 million; the Company maintains the right to waive the remaining minimum cash requirement Shareholders of Arko Holdings Ltd. approved the transaction on 11/18/20 with 99% voting in favor Cash at closing, estimated to be $491 million to $591 million (depending on Israeli shareholders’ cash elections), will be used for growth and is not needed to consummate the deal. Maximum amount out to Israeli shareholders is $100 million 2020 performance has exceeded expectations to date, modifying the views on what is achievable for 2021 Expects to achieve 2020E Adj. EBITDA(1) of $163 to $167 million (excludes contribution from acquired Empire Petroleum business) vs. prior projections of $145 to $150 million Previous 2021E Pro Forma Adj. EBITDA(1) projections of $210 to $215 million have been raised to a base level of $217 million to $223 million with potential upside as described on page 7 As a multiple of 2021E Pro Forma Adj. EBITDA(1), total enterprise value implied by the transaction falls from ~9x to 8.73x at the midpoint of the projection range More substantial valuation discount relative to peers ATD.B and CASY which trade at 10.5x and 11.4x, respectively(2) Adjusted EBITDA is calculated as EBITDA adjusted to exclude the gain or loss on disposal of assets, impairment charges, acquisition costs, other non-cash items, and other unusual or non-recurring charges. Pro forma Adjusted EBITDA gives effect to acquisitions and synergies for the entire period presented irrespective of the actual timing of acquisitions or commencement of synergies during the period. Company-specific financials reflect calendar year 2021 Capital IQ consensus projections; share price is current as of 11/13/20. Source: S&P Capital IQ, company filings, and Wall Street equity research.

Potential Incremental EBITDA EMBEDDED UPSIDE TO 2021E PROJECTIONS Retail fuel margins, which outperformed expectations throughout much of 2020 and remain robust today, are assumed to be 26.0¢/gal versus 31.6¢ in 2020E. For each 1.0¢/gal. increase to retail fuel margins, EBITDA would be $11.0 million higher Projections currently reflect only a portion of ARKO’s ability to leverage its greater scale after the Empire acquisition to secure improved purchasing terms with key suppliers. Each 1.0¢/gal. improvement to fuel costs represents $21.9 million of additional EBITDA ARKO currently anticipates remodeling only 10 stores in 2021 and achieving an ROI of 20% -- the number of remodels completed and associated returns could be meaningfully higher Inside same store sales growth in 2021 is assumed to be 4.0%. Each 100bps improvement to the assumption generates $4.5 million of additional EBITDA Adjusted EBITDA is calculated as EBITDA adjusted to exclude the gain or loss on disposal of assets, impairment charges, acquisition costs, other non-cash items, and other unusual or non-recurring charges. POTENTIALLY HIGHER EBITDA DUE TO: Arrows signify 2021E EBITDA pro forma for impact For example, if fuel margin increases 1.0¢/gal, supply terms improve by 1.0¢/gal, and SSS increases 100 bps: the Company would generate $255 million of EBITDA in 2021 HIGHER SAME IN-STORE SALES IMPROVED FUEL SUPPLY TERMS IMPROVED RETAIL FUEL MARGIN

Transaction Timeline November 19th Revised projections for 2020, 2021 Announces MSD investment and favorable Israeli shareholder vote First half of December HYAC redemption election deadline HYAC shareholder meeting Second half of December Israeli cash vs. stock election period Anticipated closing

Why Haymaker Loves ARKO 1 Leader in the Highly Attractive Convenience Store Sector 2 Successful, Differentiated Strategy Embracing Community C-Store Brands 3 Demonstrated History of Rapid, High-ROI Growth Led by Reputation as an Acquiror of Choice 4 Significant Embedded Growth via Empire Acquisition & Remodel Opportunity 5 Founder-Led Management Team with Public Company Experience and Strong Shareholder Alignment 6 Attractive Valuation with Existing World-Class Investors Committed to Roll 100% of Holdings 7 Low Minimum Cash, Aligned Sponsor Economics and Committed Rollover to Close

ARKO
A Family of Community Brands

Transaction Summary

10

- Implied total enterprise value of $1.9 billion or 8.73x 2021E Pro Forma Adjusted EBITDA[1][2]
  - Pro forma net debt of $216 million (excluding capital leases) or 0.9x 2020E Pro Forma Adjusted EBITDA[1]
- Transaction closing expected in Q4 of 2020

PRO FORMA VALUATION

($ in millions)

Illustrative Haymaker Share Price	$10.00
Pro Forma Shares Outstanding[3][4]	138.5
Implied Equity Value	**$1,385**
Plus: Net Debt	216
Plus: Capital Leases[2]	220
Plus: Preferred Stock	100
Implied Total Enterprise Value	**$1,921**
2021E Pro Forma Adjusted EBITDA[1]	$217 - $223
Implied TEV / 2021E PF Adj. EBITDA	8.73x

ADJ. EBITDA CAGR (2016-2020E)


EBITDA CAGR
40.0%
30.0%
20.0%
10.0%
0.0%
~32% (1)
16.1%
9.0%
ARKO
A Family of Community Brands
CASEY'S

ENTERPRISE VALUE / 2021E PRO FORMA ADJ. EBITDA


EV / EBITDA
12.0x
8.0x
4.0x
0.0x
8.73x (1)
10.5x
11.4x
ARKO
A Family of Community Brands
CASEY'S

Note: Transaction summary includes the acquisition of the Empire Petroleum business; assumes no Haymaker shareholder redemptions.

(1) Adjusted EBITDA is calculated as EBITDA adjusted to exclude the gain or loss on disposal of assets, impairment charges, acquisition costs, other non-cash items, and other unusual or non-recurring charges. Pro forma Adjusted EBITDA gives effect to acquisitions and synergies for the entire period presented irrespective of the actual timing of acquisitions or commencement of synergies during the period.

(2) Includes real estate and equipment capital leases.

(3) 1.0 million founder shares have been cancelled; 4.2 million founder shares will only be issued upon achieving the following milestones and are thus excluded from pro forma share count: 2.0 million withheld until share price reaches $13.00 (and cancelled if not achieved in five years), another 2.0 million will be withheld until stock price reaches $15.00 (and cancelled if not achieved in seven years); an additional 0.2 million shares were deferred in connection with the MSD Capital private placement.

(4) Assumes ~21% cash elections from Arko Holdings Ltd. public shareholders, 10% cash elections from both Arie Kotler and Morris Willner, and 100% equity-roll from GPM's minority investors.

Haymaker Acquisition Corp. II

Transaction Summary (Cont’d) Note: Transaction summary includes the acquisition of the Empire Petroleum business; assumes no Haymaker shareholder redemptions. 1.0 million founder shares have been cancelled; 4.2 million founder shares will only be issued upon achieving the following milestones and are thus excluded from pro forma share count: 2.0 million withheld until share price reaches $13.00 (and cancelled if not achieved in five years), another 2.0 million will be withheld until stock price reaches $15.00 (and cancelled if not achieved in seven years); an additional 0.2 million shares were deferred in connection with the MSD Capital private placement. Existing GPM shareholders include Davidson Kempner, Ares, and Harvest Partners. Includes $32 million of posted cash collateral; does not include Arko Holdings Ltd. cash. Arko Holdings Shareholders electing to receive cash are subject to a 15% discount. Does not give effect to conversion of any preferred stock. Current institutional shareholders at GPM have elected to roll 100% of current equity holdings in the Company Arie Kotler, Chairman and CEO, has elected to roll at least 90% of current equity holdings and will be largest individual shareholder Sponsor has elected to extinguish 1 million founder shares and defer 4.2 million founder shares until share price reaches certain milestones (1) MAXIMUM CASH OUT AT CLOSING (2)

World-Class Investor Base Rolling 100% Adjusted EBITDA is calculated as EBITDA adjusted to exclude the gain or loss on disposal of assets, impairment charges, acquisition costs, other non-cash items, and other unusual or non-recurring charges. Pro forma Adjusted EBITDA gives effect to acquisitions and synergies for the entire period presented irrespective of the actual timing of acquisitions or commencement of synergies during the period. Excludes $7.7 million of extraordinary bonuses related to 2020 performance and includes $10 million related to Empire’s expected Q4 results. Sophisticated, leading institutional investors have backed the Company and have earned substantial returns As a group, they have elected to roll 100% of their current equity holdings into the proposed transaction Additional public shareholders will now have an opportunity to participate in the next phase of the Company’s rapid growth TRACK RECORD OF DELIVERING ON PROMISES TO SOPHISTICATED INVESTORS ($ in millions) 123% Increase 169% Increase (2)

RAPIDLY GROWING LEADER IN U.S. C-STORE INDUSTRY

ARKO: A Rapidly Growing Leader in the U.S. Convenience Store Industry
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LEADING U.S. CONVENIENCE STORE OPERATOR

7th
Largest U.S. Convenience Store Operator(1)

2,930
Total sites, including 1,350 retail stores and 1,580 dealer-operated / ARKO-supplied sites(2)

33
States of Operation

~$1.6 Billion
2020E Pro Forma In-Store Sales(3)

~2.1 Billion
2020E Pro Forma Fuel Gallons Sold(3)

$230 Million
2020E Pro Forma Adj. EBITDA(4)

DIVERSE GEOGRAPHIC FOOTPRINT



2,930 sites across 33 states and Washington D.C.; retail network expanded ~4.4x over past seven years

LARGE, RAPIDLY GROWING NETWORK


(location total)
15%+ Retail Site 5-Year CAGR
3,000
2,500
2,000
1,500
1,000
500
0
2015: 777 total; 666 retail; 111 wholesale
2016: 1,023 total; 889 retail; 134 wholesale
2017: 1,103 total; 973 retail; 130 wholesale
2018: 1,341 total; 1,215 retail; 126 wholesale
2019: 1,400 total; 1,272 retail; 128 wholesale
Current (2): 2,930 total; 1,350 retail; 1,580 wholesale
Retail Sites
Wholesale Sites

TOP U.S. CONVENIENCE STORE OPERATORS(1)

RANK	COMPANY / CHAIN	U.S. STORE COUNT	
1		9,364	6.1%
2		5,933	3.9%
3		3,900	2.6%
4		2,181	1.4%
5	eG Group	1,679	1.1%
6	Murphy USA	1,489	1.0%
7	**ARKO**	**1,350(5)**	**0.9%**
8	bp	1,017	0.7%
9	ExtraMile	942	0.6%
10	Wawa	880	0.6%

(1) According to CSP's Top 202 Convenience Stores 2020; includes only company-operated locations.
(2) Reflects ARKO's store count as of 6/30/20 and Empire's store count as of 10/6/20.
(3) Includes full year contribution of Empire.
(4) Adjusted EBITDA is calculated as EBITDA adjusted to exclude the gain or loss on disposal of assets, impairment charges, acquisition costs, other non-cash items, and other unusual or non-recurring charges. Pro forma Adjusted EBITDA gives effect to acquisitions and synergies for the entire period presented irrespective of the actual timing of acquisitions or commencement of synergies during the period.
(5) Reflects ARKO's store count as of 6/30/20 and Empire's store count as of 10/6/20; excludes 1,580 wholesale locations.

Haymaker Acquisition Corp. II

Entrenched, Local Brands Plus Benefits of Participation in Large Network ~48 Years Average Local Brand History ROI-Focused Acquiror of Choice Differentiated Strategy Preserves Long-Established Community Brand Equity Centralized Procurement and Merchandising Leverage Network Scale Optimized Purchasing and High-Performing In-Store Product Offerings Drive ROI Common Loyalty Program Enables Network-Wide Promotions and Marketing Initiatives

ARKO
A Family of Community Brands

Multi-Faceted Growth Strategy

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CONTINUE CORE ACQUISITION STRATEGY

- Highly fragmented U.S. convenience store industry
- Well-developed acquisition and integration capabilities
- Ability to acquire both small and large chains; ARKO reviews all opportunities
- Actionable pipeline of opportunities
- In-house M&A team performs in-depth reviews of ~30 opportunities per annum

~$20 million annually

AGGRESSIVE REMODEL OPPORTUNITY

- Team built to optimize acquired assets; remodel prototype underway
- Traffic counts and demographics analyzed to identify ~700 candidates
- Foodservice will be a key feature of store reinvestment program
- 360 sites to be remodeled over the next three to five years
- Conservatively estimating ~$72 million of incremental EBITDA and pre-tax ROI of 20%+

$70 million + over three to five years

ROBUST WHOLESALE PLATFORM: EMPIRE ACQUISITION

- Low overhead wholesale operations
- Enhances cash flow stability (long-term contracts) and diversification
- Widens range of acquisition targets; certain competing consolidators cannot acquire wholesale operations
- Scale enhances leverage with suppliers and synergy potential

> $60 million

EXPECTED INCREMENTAL EBITDA

Haymaker Acquisition Corp. II

Dedicated M&A Team with Well-Developed Target Diligence, Transaction Execution, and Integration Capabilities

17

ARKO has consistently acquired quality assets at attractive multiples relative to publicly disclosed industry transactions. The Company has exercised demonstrable price discipline and creative approaches to transaction structuring which has resulted in attractive returns over time

6.6X
Historical Gross Purchase Multiple[1]

18
Acquisitions Since 2013

16
Regional C-Store Banners

IN-HOUSE M&A TEAM
with Extensive Experience



596
573
777
1,023
1,103
1,341
1,400
2,930
(2)
(2)
(2)
(2)

Stores Acquired:	2013	2014	2015	2016	2017	2018	2019	2020E
	301	0	211	264	106[3]	289	87	1,537[4]

(1) Sample size based on 14 transactions completed (excludes 2019 and 2020 acquisitions for lack of visibility into post-transaction performance).
(2) Gas Mart, Road Ranger, Arey Oil, and Hurst Harvey stores rebranded post-closing under Company's existing brands.
(3) Includes Broyles Hospitality locations, a seven unit Dunkin' franchisee in Tennessee and Virginia.
(4) Empire store count at closing (as of 10/6/20).

Haymaker Acquisition Corp. II

Strong Return on Capital: Sustained Price Discipline Augmented by Significant Synergy Opportunities ARKO has maintained purchase price discipline over time and focused intently on capturing cost savings and synergies post-transaction. Thorough diligence on the front end has been key to avoid mis-pricing assets that erode the Company’s ability to meet return hurdles. Looking forward, the scale of the platform will enable the Company to achieve greater levels of synergies. Meaningful arbitrage between synergized purchase price multiples and anticipated trading levels for ARKO is expected to create substantial shareholder value AVERAGE ARKO PURCHASE MULTIPLES(1) Note: Sample size based on 14 transactions (excludes 2019 and 2020 acquisitions for lack of visibility into post-transaction performance); “Net” multiple based on EBITDA generated one-year after closing of acquisitions and is illustrated as a weighted average across all transactions. Purchase price based on store-level EBITDA. Before incremental G&A expenses from acquisitions; capital reduced by value structured real estate financing. 38.2% Return on Capital(2) (2) Identify strategic opportunities Execute the right deals at the right prices Efficient integration Aggressively extract synergies Deleverage ARKO’S DISCIPLINED APPROACH TO M&A

19

Empire Petroleum:
Highly Strategic Combination that Meaningfully Increases the Company's Scale

EMPIRE COMPANY OVERVIEW

1,537
Total Stores Operated and/or Supplied[1]

23
Acquisitions Since 2011

Top 10
Super-Jobbers[2] In the U.S.

1.1 Billion
Fuel Gallons Distributed in 2019

ARKO HISTORICAL TOTAL FUEL VOLUME



(gallons in millions)
Arko
Empire
2,400
1,800
1,200
600
0
685
872
1,053
1,108
972
1,155
2,127
Empire(3)
Acquired Volume
'16
'17
'18
'19
Pro Forma '20E

TRANSFORMATIVE TRANSACTION

BENEFITS TO COMBINATION

- **Announced:** 12/17/19
- **Closed:** 10/6/20
- **Purchase Price:** $353 million[4]
- **Multiple Paid:** 7.6x and ~6x EBITDA (pre and post-synergies, respectively)
- Materially increased footprint (10 new states of operation & D.C.)
- Further diversified ARKO's cash flow and provided ARKO with a scaled wholesale platform
- ARKO expects to achieve significant synergies from the transaction moving forward
- Enhanced ARKO's competitiveness as an acquiror

SIGNIFICANT SYNERGIES EXPECTED



($ in millions)
EBITDA
Initial Synergies
$75.0
$50.0
$25.0
$0.0
$47.2
$6.1
$9.1
$1.0
$63.4
ARKO expects to achieve significantly more synergies moving forward
Empire Base EBITDA
G&A
Fuel
Merchandise
Empire Run Rate EBITDA

(1) Empire store count at closing (as of 10/6/20).
(2) Per management estimates; super-jobbers defined as fuel distributors with volumes greater than 1 billion gallons annually and significant scale with multiple major oil companies.
(3) Based on Empire's 2019 financial results.
(4) Excludes five year deferred payment of $20.0 million and potential post-closing contingent amounts of up to an additional $45 million.

Haymaker Acquisition Corp. II

20

ARKO
A Family of Community Brands

Current Business Mix is Diversified and Stable, Magnified by Strategic Empire Petroleum Combination

ARKO STANDALONE BUSINESS

DIVERSIFIED GROSS PROFIT MIX IN EXISTING GPM BUSINESS


GROSS PROFIT MIX (FY19)
Wholesale 1%
Other Income 8%
Retail Fuel 32%
In-Store 59%


MERCHANDISE GROSS PROFIT MIX (FY19)
Foodservice 14%
Cigarettes 18%
Other Tobacco 8%
Alcoholic 8%
Non-Alcoholic 26%
Grocery 26%

HISTORICALLY STABLE FUEL MARGINS


(cents per gallon)
40.0¢
30.0¢
20.0¢
10.0¢
0.0¢
20.3¢
20.5¢
21.6¢
20.7¢
31.6¢
6.6¢
8.3¢
7.8¢
8.7¢
12.0¢
2016
2017
2018
2019
2020E
Retail
Wholesale

ARKO + EMPIRE PETROLEUM

EMPIRE ACQUISITION ADDS ADDITIONAL SCALE, ENHANCES CASH FLOW STABILITY, AND GREATLY EXPANDS ARKO'S EXPOSURE TO WHOLESALE FUEL DISTRIBUTION OPERATIONS


3,000
2,000
1,000
0
1,393
127
1,266
84
1,453
2,930
1,580
1,350
ARKO Pre-Transaction
Empire Retail
Empire Wholesale
2020E Combined(1)
Retail Sites
Wholesale Sites

~1 Billion	→	~2.1 Billion
Fuel volume pre-transaction (FY20E)		Fuel volume including Empire Petroleum[2]

Empire acquisition doubled Company's scale

ARKO
A Family of Community Brands
COMBINED

33 States & Washington, D.C.
2,930 Stores[1]
(1,350 Retail, 1,580 Wholesale)


ARKO
New Empire states

Note: Figures on pie chart do not add to 100% due to rounding.
(1) Reflects ARKO's store count as of 6/30/20 and Empire's store count as of 10/6/20.
(2) Based on Empire's 2019 financials.

Haymaker Acquisition Corp. II

FINANCIAL OVERVIEW

Updates to 2020E and 2021E Projections Adjusted EBITDA is calculated as EBITDA adjusted to exclude the gain or loss on disposal of assets, impairment charges, acquisition costs, other non-cash items, and other unusual or non-recurring charges. Pro forma Adjusted EBITDA gives effect to acquisitions and synergies for the entire period presented irrespective of the actual timing of acquisitions or commencement of synergies during the period. Most recent management estimate published on 10/21/20. Same-store sales comparison for November 1st through November 15th period. SAME-STORE IN-STORE SALES Retreat of only (3.1%) during the worst of the pandemic; accelerated in more recent months as consumer behavior shifted and state re-openings were initiated ADJUSTED EBITDA(1) PROJECTIONS ($ in millions) (2) Excluding extraordinary bonuses related to 2020 performance, 2020E Adjusted EBITDA(1) would be $171 to $175 million Including Empire in Q4 results, 2020E Revised Outlook would be $181 to $185 million (3) Excludes contribution from Empire Excludes contribution from Empire ~94% of original projections met through September

EBITDA Bridge 2019-2020 Adjusted EBITDA is calculated as EBITDA adjusted to exclude the gain or loss on disposal of assets, impairment charges, acquisition costs, other non-cash items, and other unusual or non-recurring charges. Excluding extraordinary bonuses related to 2020 performance, 2020E Adjusted EBITDA would be $171 to $175 million. Including Empire in Q4 results, 2020E Revised Outlook would be $181 to $185 million (12.3%) 7.3% $11.3 107.7% Fuel Gallons Sales Growth In-Store Sales Growth Million in EBITDA Growth Related to Acquisitions Growth in Adj. EBITDA ARKO projects in-store sales growth and EBITDA growth for 2020, with a favorable commodity pricing environment more than offsetting a falloff in fuel volume sales associated with the ongoing COVID-19 pandemic 11.7% Reduction in Credit Card Fees & Fuel Incentives +10.5¢ Cent Per Gallon Profit Expansion ARKO Organic Profile (2)

EBITDA Bridge 2020-2021 Note: Includes $3.5 million of public company expenses. Adjusted EBITDA is calculated as EBITDA adjusted to exclude the gain or loss on disposal of assets, impairment charges, acquisition costs, other non-cash items, and other unusual or non-recurring charges. Pro forma Adjusted EBITDA gives effect to acquisitions and synergies for the entire period presented irrespective of the actual timing of acquisitions or commencement of synergies during the period. 125.8% 9.0% $91.2 30.2% Fuel Gallons Sales Growth In-Store Sales Growth Million in EBITDA Growth Related to Acquisitions Growth in Adj. EBITDA 15 bps Merchandise Margin Expansion (5.6¢) Cent Per Gallon Retail Fuel Profit Contraction ARKO’s significant EBITDA growth projected for 2021 reflects the closing of Empire transaction (excluded from 2020E projections) and execution of other growth initiatives driving sales and margin expansion ARKO Organic Profile

VALUATION PERSPECTIVE

ARKO
A Family of Community Brands

Publicly Traded Peer Analysis

26

VALUATION HIGHLIGHTS

- **Implied enterprise value of approximately 8.73x 2021E pro forma adjusted EBITDA[(1)]**
- Comps (CASY and ATD.B) trade at 11.4x and 10.5x 2021E EBITDA, respectively
- ARKO story is unique: Rapid growth, huge embedded growth opportunity, exceptional return on capital
- $829.7 million[(2)] deployed by ARKO across 14 acquisitions (pre-2019) generating average first year return of 38.2%
- Recent non-ARKO U.S. M&A transactions[(3)] completed at 12.2x EBITDA

ENTERPRISE VALUE / 2021E PRO FORMA ADJ. EBITDA


EV / EBITDA
12.0x
8.0x
4.0x
0.0x
10.5x
11.4x
8.73x (1)
ARKO
A Family of Community Brands

ADJ. EBITDA CAGR (2016-2020E)


EBITDA CAGR
40.0%
30.0%
20.0%
10.0%
0.0%
16.1%
9.0%
~32% (1)
ARKO

NET DEBT / 2020E PRO FORMA ADJ. EBITDA[(4)]


Net Debt / EBITDA
3.0x
2.0x
1.0x
0.0x
0.7x
1.4x
0.9x
ARKO

2016-2019 RETURN ON INCREMENTAL INVESTED CAPITAL[(5)]


Return on Capital
20.0%
15.0%
10.0%
5.0%
0.0%
14.1%
4.2%
13.4%
ARKO

Note: All company-specific financials reflect calendar year 2020 Capital IQ consensus projections; share price is current as of 11/13/20.
Source: S&P Capital IQ, company filings, and Wall Street equity research.
(1) Adjusted EBITDA is calculated as EBITDA adjusted to exclude the gain or loss on disposal of assets, impairment charges, acquisition costs, other non-cash items, and other unusual or non-recurring charges. Pro forma Adjusted EBITDA gives effect to acquisitions and synergies for the entire period presented irrespective of the actual timing of acquisitions or commencement of synergies during the period.
(2) Net purchase price of $336.5 million after giving effect to sale-leaseback transaction.
(3) Median multiple of ten most recent publicly disclosed U.S. transactions exceeding $1 billion (excluding ARKO related transactions).
(4) Excludes capital leases.
(5) Incremental EBITDA from 2016-2019 divided by total CapEx and acquisitions over that time period.

Haymaker Acquisition Corp. II

Publicly Disclosed M&A Comparable Transactions Acquirer Target Date Deal Size ($MM) 4/20/18 $2,150 2/13/19 $1,075 $2,100 7/31/19 MEDIAN: 12.2X 1/23/18 $3,305 9/30/14 8/29/14 6/28/17 $4,278 $1,700 $2,874 $2,098 $1,600 12/22/17 PUBLICLY DISCLOSED EV / EBITDA MULTIPLES(1) 3/16/15 Source: Public filings, press releases and Wall Street equity research. Includes public deals over $1 billion within the U.S. 8/3/20 $21,000

APPENDIX 1: INDUSTRY OVERVIEW

Large, Growing, Recession-Resistant Industry U.S. IN-STORE C-STORE SALES VS. U.S. CONSUMPTION INDEX Industry has grown at a 3.4% CAGR over the last 12 years U.S. CONVENIENCE STORE IN-STORE SALES OVER TIME ($ in billions) ATTRACTIVE INDUSTRY DYNAMICS: Strong fundamentals Large, mature industry Consistent industry-wide sales and profitability growth; acquiring share from other retail channels Stable industry store count Highly fragmented Recession-resistant Minimal impact of covid-19 (net beneficial to ARKO) Perpetual value of convenience Historically adaptable in the face of headwinds Source: EIA, Department of Transportation, and Bureau of Economic Analysis. Note: PCE = Personal Consumption Expenditures.

Adjusting to COVID-19’s Impact on Convenience Store Channel Convenience stores were designated as essential businesses Decline in fuel volumes due to unprecedented demand erosion was more than offset by historically high fuel margins Simultaneously, inside sales benefitted from shifting consumer behavior as convenience store visits substituted for grocery shopping However, self-serve food/beverage items were negatively impacted Remodel program will be appropriately tailored for “new” consumer preferences, not encumbered by physical limitations Margin outperformance vs average NATIONAL FUEL MARGINS (cpg) Fuel Gross Profit (cpg) CHANGE IN CONSUMER BEHAVIOR ULTIMATELY BENEFITTING GPM ELEVATED MARGINS MORE THAN OFFSET DECLINES IN VOLUME Fuel Gross Profit (cpg) Fuel Gallons Sold (in millions) Historically high fuel margins offset unprecedented erosion of demand Peak Lockdown

ARKO
A Family of Community Brands

Solid Performance Amidst Changing Industry Dynamics

31

GPM INVESTMENTS, LLC
Fas mart
EZ Mart
Young's
Roadrunner Markets
Li'l Cricket
BreadBox
Village Pantry
town star
Scotchman
Jiffi Stop
fastmarket

MEANINGFUL ELECTRIC VEHICLE PENETRATION IS VIEWED AS A LONGER-TERM THREAT; ADOPTION MORE DISTANT FOR CONSUMERS IN ARKO'S RURAL FOOTPRINT

U.S. electric vehicles today represent a small share of total auto sales; overcoming hurdles to mass adoption including relative total cost of ownership, range anxiety and lack of infrastructure will be key to meaningful future penetration

~$44,272
Average Price of EV's in 2020[1]

5-25 hr.
Charging Period for Home Chargers

~1.8
Charging Units per 100 Miles in U.S. in 2019[2]

20+ year
Payback Period for Charging Unit Installation[3]

U.S. PLUG-IN VEHICLE SALES[4]


(vehicles in 000's)
400
300
200
100
0
119
115
157
200
358
337
3.0%
2.0%
1.0%
0.0%
2014
2015
2016
2017
2018
2019
Annual Sales
EV Market Share

ARKO TOBACCO SALES GROWING DESPITE FALLING U.S. CIGARETTE CONSUMPTION

~(3%)
Long-Term Historical Annual Decline in U.S. Cigarette Unit Consumption[5]

11.0%
ARKO Same-Store Cigarette Sales Growth YoY for the Four Weeks Ended 6/28/20

16.3%
ARKO Same-Store Other Tobacco Products Sales Growth YoY for the Four Weeks Ended 6/28/20

Despite decreasing cigarette consumption nationwide, U.S. c-store industry in-store sales and profits have proven resilient and continue to increase

U.S. CONVENIENCE STORE INDUSTRY NON-FUEL SALES


($ in billions)
$250.0
$200.0
$150.0
$100.0
$50.0
$0.0
8.2% CAGR
'75 '77 '79 '81 '83 '85 '87 '89 '91 '93 '95 '97 '99 '01 '03 '05 '07 '09 '11 '13 '15 '17

(1) Source: NACS; excludes three vehicles with MSRPs of $100,000 or more.
(2) Source: Office of Energy Efficiency & Renewable Energy.
(3) Source: ICF Strategic Consulting.
(4) The Electric Vehicle World Sales Database.
(5) Source: Equity research published by Raymond James & Associates.
(6) Source: Center for Disease Control and Prevention.

Haymaker Acquisition Corp. II

APPENDIX 2: SUPPLEMENTARY COMPANY INFORMATION

Team with Talent and Track Record to Execute Growth Plan Other Senior Management Experienced individuals covering operations, finance, marketing, IT, merchandising, and M&A diligence and integration 20-40 YEARS EXPERIENCE ARIE KOTLER Founder, Director, CEO & President Acquired GPM Investments, LLC in 2011; operated and supplied 320 sites at the time CEO and Chairman of Arko Holdings Ltd. since 2005, a public company traded on the Tel Aviv Stock Exchange Spearheaded various real estate and fuel transactions totaling over $2 billion 19 YEARS EXPERIENCE DON BASSELL Chief Financial Officer Served as CFO of ARKO since April 2014 and previously from 2004 through 2010 Oversees accounting, finance, tax, treasury and financial reporting Served as the CFO of Mid-Atlantic Convenience Stores (Catterton-backed and sold to Sunoco) 37 YEARS EXPERIENCE EYAL NUCHAMOVITZ Executive Vice President & Director Joined ARKO in January 2012 as Executive Vice President Served as the Executive Vice President and CFO of Tarragon Corporation Served as CEO of Arkos USA, a U.S. subsidiary of ARKO Holdings Ltd. 19 YEARS EXPERIENCE MAURY BRICKS General Counsel Joined ARKO in 2013 from Greenberg Traurig, an international law firm Oversees legal matters including M&A, financing, contracting and litigation management Worked in finance for the pipeline and retail natural gas divisions of Shell Oil Company 18 YEARS EXPERIENCE MICHAEL BLOOM Executive Vice President & CMO Joined ARKO in 2019 from Fred’s Inc, a publicly traded pharmacy and value general merchandise chain where he was CEO Oversees product assortment, merchandising, store brands, pricing, advertising, PR, in-store services, deli’s, store prototype development, loyalty and franchises Prior to working at Fred’s Inc., served as President and COO of Family Dollar and EVP of Merchandising, Marketing and Supply Chain at CVS Health 39 YEARS EXPERIENCE CHRIS GIACOBONE Chief Operating Officer Joined ARKO with the acquisition of sites from DB Marts in 2004 Oversees operations, fuel pricing, supply, transportation and facilities Served on the Board of Directors for the New England Convenience Store Association 26 YEARS EXPERIENCE

34

ARKO
A Family of Community Brands

GPM INVESTMENTS, LLC

Haymaker's View: Compelling Transaction, Attractive End Market, Proven Operator, Acquiror & Differentiated Market Leader

ARKO HAS A CONSISTENT RECORD OF DELIVERING EXCEPTIONAL GROWTH FOR ITS INVESTORS

- ~32% adjusted EBITDA[1] CAGR from 2016 to 2020E (2020E adjusted EBITDA of ~$163 - 167 million[2])
- Store count has grown 4.4x over the past seven years
- Capital deployed for acquisitions has generated average first year returns of 38.2%[3]

ARKO ALIGNS PERFECTLY WITH HAYMAKER'S ACQUISITION CRITERIA

- Differentiated market leader: 7th largest national convenience store network[4] with unique community-brand strategy
- Diversified and predictable cash flow with nearly two-thirds of gross profit from resilient and growing in-store (non-fuel) sales
- Experienced and highly motivated public caliber management team

ARKO WILL MAINTAIN ROLE AS A LEADING INDUSTRY CONSOLIDATOR WHILE EXECUTING UPON A PARALLEL ORGANIC GROWTH STRATEGY

- Continued core acquisition strategy as a best-in-class acquiror
- Aggressive remodel opportunity: 360 sites to be remodeled over three to five years with conservatively estimated ~$72 million of incremental EBITDA upside
- Doubled scale with strategic acquisition of Empire Petroleum business

IMPLIED VALUATION PROVIDES ATTRACTIVE DISCOUNT TO PUBLICLY-TRADED PEERS

- Implied total enterprise value of $1.9 billion or 8.73x 2021E pro forma adjusted EBITDA[1] of $217 - $223 million
- Publicly traded peers (CASY and ATD.B) trade at 11.4x and 10.5x 2021E EBITDA, respectively

ROBUST EBITDA GROWTH & HIGH FREE CASH FLOW CONVERSION DRIVE ATTRACTIVE SHAREHOLDER RETURNS

(1) Adjusted EBITDA is calculated as EBITDA adjusted to exclude the gain or loss on disposal of assets, impairment charges, acquisition costs, other non-cash items, and other unusual or non-recurring charges. Pro forma Adjusted EBITDA gives effect to acquisitions and synergies for the entire period presented irrespective of the actual timing of acquisitions or commencement of synergies during the period.
(2) Excluding extraordinary bonuses related to 2020 performance, 2020E Adjusted EBITDA would be $171 to $175 million. Including Empire in Q4 results, 2020E Revised Outlook would be $181 to $185 million
(3) Based on one-year post-transaction EBITDA of 14 pre-2019 and 2020 acquisitions (due to lack of visibility), before G&A expenses.
(4) According to CSP's Top 202 Convenience Stores 2020; includes only company-operated locations.

Haymaker Acquisition Corp. II

Competitive Differentiators: Unique Value Proposition One of the largest and most active consolidators in the convenience store industry with a proven track record of successful integration and exceptional return on capital Unique focus on secondary and tertiary markets with differentiated approach to preserve community brands and align capital investment with local market needs Diversified, contiguous markets of operation Highly strategic Empire acquisition improves cash flow stability and enhances ARKO’s position as the acquiror of choice Sector “sweet-spot”: Large enough to benefit from economies of scale, but small enough to outperform market growth rates Embedded growth opportunities via recently completed Empire acquisition, renewed marketing focus and significant store remodel program Current under-penetration of proprietary foodservice presents opportunity to expand offerings in response to changing consumer behavior amidst the “new normal”

ARKO
A Family of Community Brands

Roughly Half of Existing Stores Are Candidates for High Return Store Remodel Program

36

Following significant acquisition growth, ARKO is re-investing in the in-store experience with numerous initiatives to drive sales and enhance returns

SIGNIFICANT STORE REMODEL PROGRAM[1]

- Significant, embedded growth opportunity with high return store refresh program





ESTIMATED CUMULATIVE EBITDA UPLIFT

($ in millions)


$400.0
$300.0
$200.0
$100.0
$0.0
Cumulative CapEx
EBITDA Lift
$10.0
$2.0
$60.0
$12.0
$160.0
$32.0
$260.0
$52.0
$360.0
$72.0
$100.0
$75.0
$50.0
$25.0
$0.0
'21E
'22E
'23E
'24E
'25E

PROGRAM OVERVIEW

- Identified ~700 total candidates after analysis of traffic counts, local demographic information and remodel feasibility studies
- Plans to spend ~$360 million over next three to five years with an anticipated return on capital of at least 20%; estimated ~$72 million of EBITDA upside over three to five years
- Program will emphasize brand development with regional brands featured alongside national ARKO brand for network consistency
- Emphasis on enhanced foodservice offering

TOTAL STORES REMODELED OVER TIME


Cumulative # of Remodeled Stores
400
300
200
100
0
10
60
160
260
360
'21E
'22E
'23E
'24E
'25E
% of Current Stores
0.8%
4.7%
12.6%
20.4%
28.3%

(1) Will include select raze & rebuilds.

Haymaker Acquisition Corp. II

Continued Enhancement of Product Offering and Customer Engagement ARKO also operates gaming machines at 12 sites in Illinois. GAMING INTRODUCTION Machines installed at 65 Virginia stores play began July 1, 2020(1) PRIVATE LABEL EXPANSION & ESSENTIAL ITEMS High margin snacks and packaged beverages and post-pandemic essential items LOYALTY PROGRAM ENHANCEMENT Launch of revised customer relationship-focused program in September PLANOGRAMMING Data-driven placement of top-selling SKUs across all categories with regional customization ENHANCED FOODSERVICE Expansion of proprietary and franchised foodservice offerings PRODUCT MIX OPTIMIZATION Optimized space planning, movement analysis and forward-looking category mix in post-pandemic world MOBILE ORDER / CURBSIDE PICKUP Rolling out mobile capabilities at 250+ stores PROMOTIONAL EVENTS Popular promotions in tandem with loyalty program expansion Numerous in-store sales growth and margin enhancement opportunities exist across the Company’s expansive footprint; despite its size, ARKO is extremely nimble as evidenced by its ability to fully stock stores with essential items ahead of competitors at the onset of the pandemic

ARKO
A Family of Community Brands

Capturing Synergies Has and Will Continue to Create Substantial Value

38

ARKO's scale and purchasing power are leveraged to significantly improve the performance of acquired operations

HURST HARVEY
Purchase Price: $4.8 million
Geography: VA
Sites: 5

VPS – SOUTHEAST DIVISION
Purchase Price: $45.9 million
Geography: NC, SC, TN, & VA
Sites: 296

AREY OIL
Purchase Price: $8.7 million
Geography: NC & SC
Sites: 8


Fuel Margin
17.7¢
+10.7¢
28.4¢
16.4¢
+3.6¢
20.0¢
17.5¢
+3.9¢
21.4¢
In-Store Margins(1)
21.9%
+9.8%
31.7%
32.1%
(0.5%)(2)
31.6%
29.0%
4.2%
33.2%
($ in millions)
Store-Level EBITDA
$0.8
+90%
$1.5
$16.1
+31%
$21.1
$1.5
+69%
$2.5
MULTIPLE REDUCTION AS SYNERGIES ARE REALIZED
6.0x
3.2x
2.8x Reduction
2.8x
2.2x
0.6x Reduction
5.9x
3.5x
2.4x Reduction
At Close
12 Mos. Post-Close

(1) In-store margin does not include adjustments for inventory over/short, spoilage, or deferred loyalty sales.
(2) ARKO adopted an alternate cigarette pricing strategy post-transaction, voluntarily sacrificing profit margin for higher volumes to drive store traffic.

Haymaker Acquisition Corp. II

Remodeling Efforts in the Past Have Generated Significant Returns Note: ROI defined as EBITDA lift divided by total investment. Follows a three month re-opening period. Store #57 located in Quinton, Virginia. STORE 27 – “SOFT” REMODEL STORE 33 – “HARD” REMODEL STORE 57 – RAZE & REBUILD Investment: $199.5 ROI: 28.1% Payback: 3.6 years Investment: $358.6 ROI: 60.2% Payback: 1.7 years Investment: $2,174.0 ROI: 28.6% Payback: 3.5 years ($ in 000’s) +$56k (20%) +$216k (47%) +$623k ARKO HAS EXPERIENCED SIGNIFICANT SUCCESS WITH PAST REMODEL EFFORTS GENERATING RETURNS IN THE ~30% TO 60% RANGE BEFORE(2) AFTER(2) EBITDA EBITDA EBITDA (1)

40

Acquiror-of-Choice in Highly Fragmented Industry with a Long Runway of Opportunities Ahead

ARKO'S SUCCESSFUL HISTORY OF GROWTH

- 18 acquisitions completed since 2013
- Store base grown ~4.4x in seven years
- Highly fragmented market
  - 72% of industry comprised of <50 store chains
- Record current M&A activity in the sector
- Wholesale platform widens range of acquisition targets

U.S. CONVENIENCE STORE COMPOSITION BY CHAIN SIZE[1]

Fragmented industry of 152,720 convenience stores



500+ Stores
17% (26,000)
201 - 500 Stores
6% (9,200)
51 - 200 Stores
5% (7,650)
11 - 50 Stores
9% (13,750)
1- 10 Stores
63% (96,000)

ROBUST CONSOLIDATION OPPORTUNITY[2]

Top 10 convenience store operators control less than 20% of the store base in the U.S.



9,364
5,933
3,900
2,181
1,679
1,489
1,350[3]
1,017
942
880
Long Tail of 125,000+ Total Convenience Stores
820
750
701
598
555
508
421
398
365
360
#11
#12
#13
#14
#15
#16
#17
#18
#19
#20

(1) National Association of Convenience Stores ("NACS") *2018 NACS State of the Industry Report.*
(2) Data from CSP's Top 202 Convenience Stores 2020.
(3) Reflects ARKO's store count as of 6/30/20 and Empire's store count as of 10/6/20; excludes 1,580 wholesale locations.

11/18 Press Release: ARKO Continues to Expand Its QSR Presence ARKO CONTINUES TO EXPAND ITS QSR PRESENCE AS CONSUMER PREFERENCES CHANGE AMIDST THE PANDEMIC Source: Business Wire, Inc.

Industry Continues to Experience Meaningful Consolidation Activity Source: Raymond James database. Note: Includes U.S. convenience store transactions, including acquisitions of dealer-operated sites. Excludes sale-leaseback transactions. Includes 3,900 store acquisition of Speedway by 7-Eleven. 24 36 56 50 41 53 38 20 Transaction Count TOTAL INDUSTRY TRANSACTION VOLUME (by store count) (1)

Diversified Community Brands with Regional Footprints Note: Store count as of 6/1/20; excludes nine Dunkin’ locations, two standalone Subway locations, as well as 36 additional stores carrying banners with less than ten locations across network including one banner acquired in 2019. Excludes 84 retail sites acquired from Empire on 10/6/2020. 265 2018 212 Legacy 144 2013 131 2016 94 2015 92 2017 55 Multiple 51 2019 39 2016 29 2015 28 2013 22 2013 17 2019 16 2016 16 2015 11 2018 SITES YEAR ACQ. SITES YEAR ACQ. SITES YEAR ACQ. SITES YEAR ACQ. SITES YEAR ACQ. SITES YEAR ACQ. SITES YEAR ACQ. SITES YEAR ACQ. SITES YEAR ACQ. SITES YEAR ACQ. SITES YEAR ACQ. SITES YEAR ACQ. SITES YEAR ACQ. SITES YEAR ACQ. SITES YEAR ACQ. SITES YEAR ACQ. AR, LA, OK, TX IL, IN, MI, OH CT, IA, IL, IN, KY, MI, NC, NE, PA, TN, VA NC, SC, TN, VA IN, MI NC, SC, TN, VA IL, IA, KY, IN, NE, MI WI KY, VA IN, MI SC SC FL IL, MO TN MI STATE(S) OF OPERATION STATE(S) OF OPERATION STATE(S) OF OPERATION STATE(S) OF OPERATION STATE(S) OF OPERATION STATE(S) OF OPERATION STATE(S) OF OPERATION STATE(S) OF OPERATION STATE(S) OF OPERATION STATE(S) OF OPERATION STATE(S) OF OPERATION STATE(S) OF OPERATION STATE(S) OF OPERATION STATE(S) OF OPERATION STATE(S) OF OPERATION STATE(S) OF OPERATION (formerly Road Ranger and Gas Mart)

Welcoming, Attractive In-Store Presentation

Representative Site Photos

Representative Site Photos

APPENDIX 3: SUPPLEMENTARY FINANCIAL INFORMATION

48

Strong Track Record of Growth Projected to Continue

ARKO is an industry leader with strong projected earnings and sales growth

HISTORICAL AND PROJECTED FUEL VOLUME SALES


(gallons in millions)
ARKO
Empire
CAGR: 26.2%
2,500
2,000
1,500
1,000
500
0
685
872
1,053
1,108
972
2,194
'16
'17
'18
'19
'20E Excludes contribution from Empire
'21E Pro Forma

HISTORICAL AND PROJECTED IN-STORE SALES


($ in 000s)
ARKO
Empire
CAGR: 15.0%
$1,900
$1,700
$1,500
$1,300
$1,100
$900
$700
$500
$799
$1,032
$1,282
$1,376
$1,477
$1,609
'16
'17
'18
'19
'20E Excludes contribution from Empire
'21E Pro Forma

HISTORICAL AND PROJECTED ADJUSTED EBITDA(1)


($ in millions)
ARKO
Empire
Acquisitions
Remodels
CAGR: 32.1%
$280.0
$210.0
$140.0
$70.0
$0.0
$55
$68
$84
$80
$163 - $167
$217 - $223
'16
'17
'18
'19
'20E Excludes contribution from Empire
'21E Pro Forma

STRONG GROWTH OUTLOOK

$163-$167M
2020E Adj. EBITDA

$217-$223M
2021E Pro Forma Adj. EBITDA(1)

7.3%
2020E In-Store Sales Growth

~$1.6 billion
2021E In-Store Sales

26.2%
Fuel Volume Sales CAGR (2016-2021E)

>100%
Increase in Fuel Volume Upon Empire Closing

(1) Adjusted EBITDA is calculated as EBITDA adjusted to exclude the gain or loss on disposal of assets, impairment charges, acquisition costs, other non-cash items, and other unusual or non-recurring charges. Pro forma Adjusted EBITDA gives effect to acquisitions and synergies for the entire period presented irrespective of the actual timing of acquisitions or commencement of synergies during the period.

Haymaker Acquisition Corp. II

Pro Forma Capitalization Total capacity of up to $140 million. Current availability of $100 million with the option to add an accordion facility of $200 million. Cash contributed to pro forma balance sheet comprised of $406 million of cash in Haymaker trust account increased by $100 million from the MSD Capital private placement, reduced by $100 million to fund assumed Arko Holdings Ltd. shareholder cash elections as well as assumed transaction expenses of $42 million. Assumes no Haymaker shareholder redemptions. Current ARKO cash balance includes $32 million of posted cash collateral; does not include Arko Holdings Ltd. cash. Adjusted EBITDA is calculated as EBITDA adjusted to exclude the gain or loss on disposal of assets, impairment charges, acquisition costs, other non-cash items, and other unusual or non-recurring charges. Pro forma Adjusted EBITDA gives effect to acquisitions and synergies for the entire period presented irrespective of the actual timing of acquisitions or commencement of synergies during the period.

ARKO
A Family of Community Brands

Debt Schedule

50

($ in millions)	Principal							
Facility	Estimated at Close	As of 6/30/20	Interest Rate	Prepayment Penalty	Amortization	Covenants	Issue Date	Maturity
GPM Investments								
PNC Line of Credit	$140 facility size ($0.0 outstanding)	$0.0	LIBOR+1.75% or base rate +0.5% Unused fee of 0.375%	0.5% on or prior to December 22, 2020	n/a	n/a	2/28/2020 (amended)	Earlier of (a) December 22, 2022; and (b) the day that is 90 days prior to 3 months before the Eighth Anniversary Effective Date under the GPMI Operating Agreement
Ares Term Loan	$225.0	$161.6	LIBOR (1.5% floor) + 4.75% or base rate +3.75% Unused fee 1% per annum	1% within the first year	1% per annum	Leverage will not exceed 7x until 12/31/2021, 6.75x until 12/31/22 and 6.5x from March 23, 2023 and each financial quarter thereafter	2/28/2020	2/28/2027
M&T Term Loan	$29.6	$26.1	5.06% ($3.6 of which bears interest at 4.17%-5.26%)	Ranges from 2% to 1% based on amount outstanding and prepayment date	Various amortization schedules	Leverage will not exceed 7x until 12/31/2021, 6.75x until 12/31/22, and 6.5x from 2023 and thereafter Debt service coverage ratio no less than 1.35x (calculated with respect to M&T collateral only)	12/21/2016	12/10/2021 ($26.0 of loan)
Arko Term Loan	$25.0	$25.0	5.0% per annum 1% commitment fee	Penalty based on time since date of issuance as follows: (i) 5% within one year, (ii) 4% within two years, (iii) 3% within three years, (iv) 2% within four years, and (v) 1% between year 4 and the maturity date	Amortizes based on 15 year schedule	Under the Arko Master Covenant Agreement dated as of June 30, 2020, Leverage ratio will not exceed 7x until December 31, 2021, 6.75x from March 31, 2022 to December 31, 2022, and 6.5x from March 31, 2023 and each fiscal quarter thereafter	6/30/2020	6/1/2025
GPM Petroleum LP (wholesale fuel subsidiary)								
Capital One Revolver	$398.3 ($500 facility size; increase to $700 upon request, subject to terms)	$48.3	LIBOR + 2.25% to 3.25% or base rate + 1.25% to 2.25% Unused fee ranges from 0.3% to 0.5%	n/a	n/a	Leverage ratio of no greater than 4.25x at GPMP Interest ratio of no less than 2.5x at GPMP	1/12/2016 (initial) 4/1/2020 (escalation agreement)	7/15/2024
PNC Term Loan[1]	$32.4	$32.4	LIBOR + 0.50% or base rate	n/a	$0.0	Leverage ratio of no greater than 4.25x at GPMP Interest ratio of no less than 2.5x at GPMP	1/12/2016	12/22/2022

(1) Until this loan is fully repaid, 98% of the outstanding principal amount of this loan is secured by U.S. Treasury or other investment grade securities.

Haymaker Acquisition Corp. II

Reconciliation of Arko Holdings, Ltd. GAAP Net Income to Adjusted EBITDA Note: See footnotes on following page.

Reconciliation of Arko Holdings, Ltd. GAAP Net Income to Adjusted EBITDA (Cont’d) Eliminates the non-cash portion of rent, which reflects the extent to which our GAAP rent expense recognized exceeds (or is less than) our cash rent payments. The GAAP rent expense adjustment can vary depending on the terms of our lease portfolio, which has been impacted by our recent acquisitions. For newer leases, our rent expense recognized typically exceeds our cash rent payments, while for more mature leases, rent expense recognized is typically less than our cash rent payments. Eliminates amortization of favorable and unfavorable lease assets and liabilities. Eliminates costs incurred that are directly attributable to historical business acquisitions and salaries of employees whose primary job function is to execute the Company's acquisition strategy and facilitate integration of acquired companies. Eliminates the bargain purchase gains recognized as a result of the Town Star acquisition in 2019 and E-Z Mart acquisition in 2018. Eliminates the non-cash (gain) loss from the sale of property and equipment, the gain recognized upon the sale of related leased assets, including $6.0 million related to the sale of eight store sites in 2019, and amortization of deferred gains on sale-leaseback transactions in 2018 and 2017 and impairment charges on property and equipment and right-of-use assets related to closed and non-performing stores. Eliminates non-cash stock-based compensation expense related to the ongoing equity incentive program in place to incentivize, retain, and motivate our employees and officers. Eliminates the Company's share of loss attributable to its unconsolidated equity investment. Eliminates non-beneficial cost related to potential initial public offering of master limited partnership. Eliminates the impact of mainly timing differences related to amounts paid in settlement of the pension fund claim filed against the Company, as discussed in Note 12 of the Consolidated Financial Statements. Eliminates the one-time expense associated with our global merchandising optimization efforts. Eliminates other unusual or non-recurring items that management does not consider to be meaningful in assessing operating performance.

Adjusted EBITDA Reconciliation: Arko Holdings Ltd. to ARKO Includes Adjusted EBITDA attributable to the GPM minority investors.

Significant Community Brand Equity Across Expansive Store Portfolio